EXHIBIT 99.1

News Release

For more information contact:

Melanie Tolley

Fiserv Corporate Communications

(262) 879-5098

melanie.tolley@fiserv .com

For Immediate Release

December 5, 2006

Fiserv Appoints New Group Presidents

Several senior leaders also selected for expanded roles

Brookfield, WI – December 5, 2006 – Fiserv Inc. (Nasdaq: FISV), the largest provider of information technology solutions to the financial services industry worldwide, announced today that Rahul Gupta and Thomas Warsop are joining the company as group presidents and three other senior leadership appointments have also been made.

“Fiserv has very strong management throughout the organization,” said Jeffery Yabuki, President and CEO of Fiserv. “We are fortunate to be adding proven, successful senior leaders who will complement our existing team and even better prepare us for long-term success.”

Rahul Gupta — Group President, Payments and Industry Products

Gupta will have oversight for various payments businesses, risk management solutions and industry products.

He joins Fiserv after almost four years at eFunds, a leading payments and risk management solutions provider, where he served most recently as President, U.S. Operations. In that role, he had responsibility for all of its domestic operations, including electronic payments, risk management, and global outsourcing. While at eFunds, he played a key role in transforming and positioning the risk and payments businesses to accomplish significant top and bottom line growth. This was achieved by successfully integrating multiple strategic acquisitions, launching leading edge solutions and deepening major tier-one relationships.

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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“We are very pleased to have Rahul join the Fiserv leadership team,” said Yabuki. “Rahul’s proven experience leading payments and risk management businesses is a strong fit with the growth opportunities in the market today. In addition, his work globally will bring an important dimension that complements our initiatives within Fiserv 2.0.”

In addition to working for eFunds, Gupta has more than 20 years of experience in financial technology management with firms such as PriceWaterhouse Management Consultants, Fidelity Investments and i2 Technologies.

“The market is looking for integrated solutions from a single provider. Fiserv has the greatest range of solutions for the financial services market and is already a market leader in the payments space. As such, it is positioned to be the provider of choice in this industry. I am very pleased to be joining this market leader and helping realize the Fiserv 2.0 vision,” added Gupta. Gupta will join Fiserv on December 18, 2006.

Thomas Warsop – Group President, Financial Institutions

Warsop will have oversight for large, non-core account processing financial institution solutions, which include all lending and global item processing businesses.

Warsop joins Fiserv after 17 years at EDS, where he was most recently Vice President, US Financial Services, leading a more than $2 billion business and overseeing the work of more than 10,000 people. Prior to that, Warsop served as a Vice President with EDS in the United Kingdom and as president of EDS’ Business Process Outsourcing unit in Asia Pacific. Throughout Warsop’s career at EDS, he served in a variety of leadership positions, both domestically and abroad.

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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“There are tremendous opportunities to grow our presence with large financial institutions,” Yabuki said. “We have seen solid growth with this client segment over the last several years and believe we can accelerate growth by expanding existing relationships. Tom’s proven track record in this client segment will accelerate our success. I am very pleased to have him as part of our senior management team.”

“Financial Institutions around the world are looking for strategic relationships that can help them deliver better products and services, faster and more effectively,” said Warsop. “Fiserv is committed to delivering on this need, and I am extremely happy to be joining such a market-leading company.” Warsop will join Fiserv January 3, 2007.

Additional leadership appointments

Fiserv also announced the appointment of several senior leaders to expanded or new roles within Fiserv:

Tom Neill to Group President, Depository Institution Core Processing

Neill previously led the Fiserv Credit Union and Industry Products Group. In this expanded role, Neill will lead two divisions within the Depository Institution Core Processing: Bank and Thrift; and Credit Unions. “We continue to see attractive growth opportunities in the core processing space. Tom will help us better align our core account processing services within the bank and credit union market, without giving up the diversity of service offerings that has allowed us to become the market leader.” Yabuki said.

Mike Gantt to Group President, Health and Insurance Group

Gantt most recently served as Group President, Bank Systems. Gantt will lead a combined health and insurance business group to better capture growth opportunities across the customer bases. Gantt will also assume day-to-day responsibilities as the health business

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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News Release

president in addition to the entire group. “Mike’s extensive knowledge of these businesses will allow us to focus on the similarities within the customer groups and their unique needs,” Yabuki said. “Mike will focus on delivering strong results today while building for the future.”

Matthew Epstein appointed as Senior Vice President, Strategic Partnerships

Epstein will join Fiserv to oversee the development of strategic partnerships. Epstein joins Fiserv from Merrill Lynch, where he was most recently director of the financial institutions group and Fiserv’s coverage officer. Prior to his ten years in investment banking Epstein worked as an attorney. “Matthew’s deep knowledge of the processing industry and relevant work experience uniquely qualifies him to enhance our strategic relationships and positively impact results,” Yabuki said.

About Fiserv Inc.

Fiserv, Inc. (Nasdaq: FISV), a Fortune 500 company, provides information management systems and services to the financial-services and health-benefits industries. Leading services include transaction processing, outsourcing, business process outsourcing, and software and systems solutions. The company serves more than 17,000 clients worldwide and is the leading provider of core-processing solutions for U.S. banks, thrifts, and credit unions. Fiserv was ranked the largest provider of information technology services to the financial-services industry worldwide in the 2004, 2005, and 2006 FinTech 100 surveys. Fiserv Health provides health-plan management, pharmacy-benefits management, and BPO services to the managed-care market and self-funded commercial and government employers and health plans. Headquartered in Brookfield, Wis., Fiserv reported more than $4 billion in total revenue for 2005. For more information, please visit www.fiserv.com.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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